Exhibit 99.1

Zix Corporation Announces 2012 Fourth Quarter and Year-End Results

Company’s full-year 2012 performance sets records in new first year orders, backlog, revenue and adjusted earnings per share

DALLAS — Feb. 19, 2013 — Zix Corporation (NASDAQ: ZIXI), the leader in email encryption services, today announced financial results for the fourth quarter and full year ended Dec. 31, 2012.

Fourth Quarter 2012 Financial Highlights

•	Fourth quarter new first year orders of $2.2 million

•	Fourth quarter revenue of $11.7 million, an increase of 18.2% year-over-year, the Company’s 16th consecutive quarterly record in revenue

•	Fourth quarter GAAP net income of $0.06 per share, a decrease of $0.16 year-over-year due to changes in deferred tax valuation allowances(1)

•	Fourth quarter Non-GAAP net income of $0.05 per share, an increase of 9.8% year-over-year

•	The Company generated approximately $0.4 million in cash flow from operations, a decrease of $2.1 million year-over-year primarily due to increased R&D and sales and marketing expenditures

•	Cash and cash equivalents totaled $23.0 million, the same as the Sept. 30, 2012, ending cash balance

Full-Year 2012 Financial Highlights

•	Ending backlog of $57.7 million, an increase of 7.5% from the prior year

•	Full-year new first year orders of $9.0 million, an increase of 27.0% from the prior year

•	Full-year revenue of $43.4 million, an increase of 13.7% year-over-year and a record high for the company

•	Full-year GAAP net income of $0.17 per share, down $0.16 year-over-year due to changes in deferred tax valuation allowances(1)

•	Full-year Non-GAAP net income of $0.18 per share, an increase of 13.6% year-over-year and a record high for the company

•	The Company generated approximately $12.5 million in cash flow from operations for the full year ended Dec. 31, 2012, a decrease of $0.7 million year-over-year primarily due to increased R&D and sales and marketing expenditures

•	Cash and cash equivalents at year-end was $23.0 million, despite $9.0 million spent on share repurchases during 2012. This $23.0 million is an increase of $2.3 million compared to the ending cash balance for 2011

“We are very pleased to report record financial results for 2012 in new first year orders, backlog, revenue and adjusted earnings per share,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “During the year, we continued to enhance our email encryption solution, maintaining our industry-leading ease of use and our position as the market leader. We also began investments in two new data protection products and expanded our resources in sales and marketing to extend our reach. These investments, and the recent unveiling of the final omnibus HIPAA rule, position ZixCorp for revenue growth as we progress through 2013.”

Fourth Quarter and Full-Year 2012 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q4 2012	Q4 2011	% or $ Change (2)	FY 2012	FY 2011	% or $ Change (2)
Revenue (3)	$11.7	$9.9	18.2%	$43.4	$38.1	13.7%
GAAP Gross Profit (3)	$9.6	$8.0	19.9%	$35.7	$30.9	15.6%
GAAP Net Income (1)	$4.0	$15.0	(73.3%)	$11.0	$22.6	(51.2%)
GAAP Net Income Per Share – Diluted (1)	$0.06	$0.23	(71.5%)	$0.17	$0.34	(47.8%)
Non-GAAP Adjusted Gross Profit (3) (4)	$9.7	$8.1	20.0%	$35.9	$31.0	15.7%
Non-GAAP Adjusted Net Income (4)	$3.0	$2.9	2.7%	$11.6	$10.9	6.2%
Non-GAAP Adjusted Net Income Per Share – Diluted (4)	$0.05	$0.04	9.8%	$0.18	$0.16	13.6%
Adjusted EBITDA (4) (5)	$3.4	$3.5	(4.0%)	$13.3	$12.7	4.9%
Adjusted EBITDA Margin (4) (5)	28.9%	35.5%	(6.7pts )	30.6%	33.2%	(2.6pts )
Email Encryption New First Year Orders	$2.2	$1.9	16.0%	$9.0	$7.1	27.0%
Email Encryption Total Orders	$12.9	$11.1	16.2%	$48.2	$42.3	14.8%
Email Encryption Bookings Backlog (6)	$57.7	$53.7	7.5%

(1)

GAAP Net Income for the quarters and years ended Dec. 31, 2012, and Dec. 31, 2011, include tax benefits of $2.3 million and $11.8 million, respectively, resulting from reductions to the deferred tax valuation allowance

(2)	Changes reported are based on actual results, and numbers shown in the columns may reflect rounding
(3)	Amounts indicated are from continuing operations
(4)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and is available on our investor relations Web page at http://investor.zixcorp.com
(5)	Adjusted earnings before interest, taxes, depreciation and amortization
(6)	Service contract commitments that represent future revenue to be recognized as the services are provided

Outlook

For the first quarter 2013, the Company forecasts revenue to be between $11.7 million and $11.9 million and fully diluted adjusted earnings per share to be $0.03. Full-year 2013 revenues are projected to be between $48 million and $50 million. Fully diluted Non-GAAP adjusted earnings per share, which are adjusted primarily for non-cash stock-based compensation and non-recurring expense items, are projected to be between $0.19 and $0.20.

Conference Call Information

The Company will discuss its financial results and outlook on a conference call on Tuesday, Feb. 19, 2013, at 5 p.m. ET. A live webcast of the conference call will be available on its investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-800-561-2693 (U.S. toll-free) or 1-617-614-3523 (international) at least 15 minutes before the call and entering access code 78780561. An audio replay of the conference will be available until Feb. 26, 2013, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 69992551. An archive of the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

ZixCorp offers industry-leading email encryption and a unique email DLP solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy to use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

Contacts

ZixCorp Investor Relations: Charles Messman (323) 468-2300, zixi@mkr-group.com

Public Relations: Taylor Stansbury (214) 370-2134, tstansbury@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy and data security law mandates may affect demand for email encryption and ZixCorp’s ability to obtain and retain customers and grow revenues. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,988,000	$20,680,000
Receivables, net	967,000	704,000
Prepaid and other current assets	1,697,000	1,422,000
Deferred tax assets	1,600,000	1,551,000

Total current assets	27,252,000	24,357,000
Property and equipment, net	2,384,000	2,228,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	51,052,000	48,806,000
Other assets	—	—

Total assets	$82,849,000	$77,552,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,156,000	$2,292,000
Deferred revenue	17,470,000	16,568,000

Total current liabilities	20,626,000	18,860,000
Long-term liabilities:	—	—
Deferred revenue	902,000	795,000
Deferred rent	76,000	140,000

Total long-term liabilities	978,000	935,000

Total liabilities	21,604,000	19,795,000
Total stockholders’ equity	61,245,000	57,757,000

Total liabilities and stockholders’ equity	$82,849,000	$77,552,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$11,689,000	$9,885,000	$43,356,000	$38,145,000
Cost of revenue	2,055,000	1,849,000	7,609,000	7,211,000

Gross profit	9,634,000	8,036,000	35,747,000	30,934,000
Operating expenses:
Research and development	2,431,000	1,281,000	7,419,000	5,229,000
Selling, general and administrative	5,665,000	3,818,000	19,385,000	15,128,000

Total operating expenses	8,096,000	5,099,000	26,804,000	20,357,000

Operating income	1,538,000	2,937,000	8,943,000	10,577,000
Operating margin	13%	30%	21%	28%
Other income, net	95,000	9,000	111,000	88,000
Income before income taxes	1,633,000	2,946,000	9,054,000	10,665,000
Income tax (expense) benefit	2,358,000	12,021,000	1,949,000	11,889,000

Net income	$3,991,000	$14,967,000	$11,003,000	$22,554,000

Basic income per common share:	$0.07	$0.23	$0.18	$0.34

Diluted income per common share:	$0.06	$0.23	$0.17	$0.34

Shares used in per share calculation - basic	60,913,533	65,259,001	62,211,228	65,439,078

Shares used in per share calculation - diluted	61,633,224	65,865,826	62,875,347	67,261,514

Note: EPS totals off due to rounding

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Operating activities:
Net income	$11,003,000	$22,554,000
Non-cash items in net income	224,000	(9,806,000)
Changes in operating assets and liabilities	1,306,000	471,000

Net cash provided by operating activities	12,533,000	13,219,000
Investing activities:
Purchases of property and equipment	(1,533,000)	(1,471,000)
(Purchase) sale of commercial paper	—	—

Net cash used in investing activities	(1,533,000)	(1,471,000)
Financing activities:
Proceeds from exercise of stock options	308,000	1,791,000
Proceeds from exercise of warrants	—	3,707,000
Payment of license subscription note payable	—	(186,000)
Purchase of Treasury Stock	(9,000,000)	(20,999,000)

Net cash used in financing activities	(8,692,000)	(15,687,000)

Decrease in cash and cash equivalents	2,308,000	(3,939,000)
Cash and cash equivalents, beginning of period	20,680,000	24,619,000

Cash and cash equivalents, end of period	$22,988,000	$20,680,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Twelve Months Ended
			December 31,		December 31,
			2012	2011	2012	2011
Revenue:
GAAP revenue			$11,689,000	$9,885,000	$43,356,000	$38,145,000

Cost of revenue
GAAP cost of revenue			$2,055,000	$1,849,000	$7,609,000	$7,211,000
Stock-based compensation charges (1)	(A	)	(41,000)	(26,000)	(135,000)	(71,000)

Non-GAAP adjusted cost of revenue			$2,014,000	$1,823,000	$7,474,000	$7,140,000

Gross profit:
GAAP gross profit			$9,634,000	$8,036,000	$35,747,000	$30,934,000
Stock-based compensation charges (1)	(A	)	41,000	26,000	135,000	71,000

Non-GAAP adjusted gross profit			$9,675,000	$8,062,000	$35,882,000	$31,005,000

Research and development expense
GAAP research and development expense			$2,431,000	$1,281,000	$7,419,000	$5,229,000
Stock-based compensation charges (1)	(A	)	(51,000)	(21,000)	(142,000)	(68,000)

Non-GAAP adjusted research and development expense			$2,380,000	$1,260,000	$7,277,000	$5,161,000

Selling and marketing expense
GAAP Selling and marketing expense			$2,974,000	$2,279,000	$10,984,000	$9,196,000
Stock-based compensation charges (1)	(A	)	(114,000)	(64,000)	(360,000)	(176,000)

Non-GAAP adjusted selling and marketing expense			$2,860,000	$2,215,000	$10,624,000	$9,020,000

General and administrative expense
GAAP general and administrative expense			$2,691,000	$1,539,000	$8,401,000	$5,932,000
Stock-based compensation charges (1)	(A	)	(165,000)	(93,000)	(539,000)	(302,000)
Non-recurring litigation costs (2)	(B	)	(1,014,000)	—	(1,712,000)	—

Non-GAAP adjusted general and administrative expense			$1,512,000	$1,446,000	$6,150,000	$5,630,000

Operating income:
GAAP operating income			$1,538,000	$2,937,000	$8,943,000	$10,577,000
Stock-based compensation charges (1)	(A	)	371,000	204,000	1,176,000	617,000
Non-recurring litigation costs (2)	(B	)	1,014,000	—	1,712,000	—

Non-GAAP adjusted operating income			$2,923,000	$3,141,000	$11,831,000	$11,194,000

Adjusted Operating Margin			25.0%	31.8%	27.3%	29.3%
Net income:
GAAP net income			$3,991,000	$14,967,000	$11,003,000	$22,554,000
Stock-based compensation charges (1)	(A	)	371,000	204,000	1,176,000	617,000
Non-recurring litigation costs (2)	(B	)	1,014,000	—	1,712,000	—
Income tax impact	(C	)	(2,377,000)	(12,252,000)	(2,295,000)	(12,248,000)

Non-GAAP adjusted net income			$2,999,000	$2,919,000	$11,596,000	$10,923,000

Diluted net income per common share:
GAAP net income			$0.06	$0.23	$0.17	$0.34
Adjustments per share	(A-C	)	$(0.01)	$(0.19)	$0.01	$(0.18)

Non-GAAP adjusted net income			$0.05	$0.04	$0.18	$0.16

Shares used to compute Non-GAAP adjusted net income per share - diluted			61,633,224	65,865,826	62,875,347	67,261,514

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$3,991,000	$14,967,000	$11,003,000	$22,554,000
Income tax provision			(2,358,000)	(12,021,000)	(1,949,000)	(11,889,000)
Interest expense			—	10,000	1,000	7,000
Depreciation expense			355,000	353,000	1,343,000	1,373,000

EBITDA			1,988,000	3,309,000	10,398,000	12,045,000
Adjustments:
Share-based compensation expense	(A	)	371,000	204,000	1,176,000	617,000
Non-recurring litigation costs	(B	)	1,014,000	—	1,712,000	—

Adjusted EBITDA			$3,373,000	$3,513,000	$13,286,000	$12,662,000

Adjusted EBITDA margin			28.9%	35.5%	30.6%	33.2%

(1) Stock-based compensation charges are included as follows:

Cost of revenues			$41,000	$26,000	$135,000	$71,000
Research and development			51,000	21,000	142,000	68,000
Selling and marketing			114,000	64,000	360,000	176,000
General and administrative			165,000	93,000	539,000	302,000

			$371,000	$204,000	$1,176,000	$617,000

(2) Non-recurring litigation costs are included as follows:

General and administrative			1,014,000	—	1,712,000	—

			$1,014,000	$—	$1,712,000	$—

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted general and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.